Exhibit 1.(3)(a)

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                            DISTRIBUTION AGREEMENT
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AGREEMENT, dated as of June 24, 1999, by and among Liberty Life Distributors LLC
("Distributor"), Liberty Life Assurance Company of Boston ("Liberty Life") and LLAC Variable Account of Liberty Life ("Variable Account").

                               W I T N E S S E T H

WHEREAS, the Variable Account is a separate account established and maintained by Liberty Life pursuant to the laws of the Commonwealth of Massachusetts, under which income, gains and losses, whether or not realized, from assets allocated to the Variable Account, are credited to or charged against the Variable Account without regard to other income, gains or losses of Liberty Life;

WHEREAS, the Variable Account is registered as an investment company under the Investment Company Act of 1940, as amended ("1940 Act");

WHEREAS, Liberty Life, through the Variable Account, intends to issue certain variable universal life insurance contracts and may in the future issue additional forms of variable life insurance contracts, whose net considerations may be allocated in whole or in part to the Variable Account for investment, and in the future may issue, through other separate accounts, variable life insurance and variable annuity contracts, whose net considerations may be allocated in whole or in part to other separate accounts maintained by Liberty Life;

WHEREAS, Liberty Life proposes to make the variable life insurance contracts and variable annuity contracts listed on Exhibit A of this Agreement ("Contracts") available for sale to suitable purchasers;

WHEREAS, the variable portions of the Contracts are registered under the Securities Act of 1933 ("1933 Act");

WHEREAS, Distributor, a wholly-owned subsidiary of Liberty Life, is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

WHEREAS, the parties hereto desire to have Distributor act as principal underwriter or distributor for the separate accounts of Liberty Life listed on Exhibit B of this Agreement ("Separate Accounts") to assume the responsibilities set forth in this Agreement with respect to the distribution of the Contracts, and Distributor desires to assume such responsibilities;

NOW, THEREFORE, the parties hereto agree as follows:

1.   APPOINTMENT AND AUTHORIZATION

a. Liberty Life authorizes Distributor to act, and Distributor agrees to serve, as the principal underwriter for the Separate Accounts and as a distributor of the Contracts in each state or other jurisdiction where the Contracts may legally be sold. Distributor also is authorized and hereby agrees to find purchasers for the Contracts, in each case acceptable to Liberty Life.

b. Distributor is hereby authorized to enter into separate written agreements ("Selling Agreements"), on such terms and conditions as Distributor may determine not to be inconsistent with this Agreement, with broker-dealers ("Selling Broker-Dealers") that agree to participate in the distribution of, and to use their best efforts to solicit applications for, the Contracts. The Selling Agreements shall be substantially in the form of the Form of Selling Agreement attached as Exhibit C to this Agreement, or such other form(s) as may be agreed upon by the parties. Each Selling Broker-Dealer and its registered representatives ("Agents") soliciting applications for the Contracts shall be duly and appropriately licensed, appointed by Liberty Life, registered and otherwise qualified for the sale of the Contracts under the NASD Rules and federal and state securities and insurance laws applicable to the offer and sale of the Contracts.


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c.   Distributor will not publicly offer or seek purchasers for a Contract unless and until the Registration Statement for that Contract is effective. In addition, Distributor will not publicly offer or seek purchasers for a Contract in a state or jurisdiction in which that Contract is not qualified for sale under all applicable securities and insurance laws. Distributor will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker/dealers on a continuing basis.

d. The variable insurance contracts covered by this Agreement are described on Exhibit A. The Separate Accounts covered by this Agreement are described on Exhibit B. Liberty Life in its sole discretion may amend Exhibit A from time to time to add or delete other classes of variable life insurance or variable annuity contracts issued by Liberty Life and may amend Exhibit B to add or delete other Separate Accounts. The provisions of this Agreement shall apply with equal force to such additional Contracts and Separate Accounts unless the Contract requires otherwise.

e. Anything in this Agreement to the contrary notwithstanding, Liberty Life shall retain the ultimate right of control over, and the responsibility for, the issuance, servicing and marketing of the Contracts, including the right to review and approve all advertising concerning the Contracts, to suspend sales of the Contracts in any jurisdiction, to appoint and discharge its agents authorized to sell the Contracts, and to refuse to sell a Contract to any applicant for any reason whatsoever.

2.   LICENSING AND APPOINTMENT OF ASSOCIATED PERSONS AND AGENTS

a. Distributor is authorized to recommend the appointment of its associated persons ("Associated Persons") and the Selling Broker-Dealers and their eligible Agents as agents of Liberty Life in connection with the sale of Contracts. Distributor shall not propose an Associated Person or Agent for appointment unless such person is an "associated person" of Broker-Dealer (as defined in Section 3(a)(18) of the 1934 Act), duly registered as a representative of Distributor or a Selling Broker-Dealer, as appropriate, and duly licensed as an insurance agent in the state(s) in which it is proposed that such person engage in activities requiring such appointment. Distributor shall be responsible for such Associated Persons' continuing compliance with applicable securities registration requirements and state insurance agent licensing laws. Each Selling Broker-Dealer shall be responsible for its Agents' continuing compliance with applicable securities registration requirements and state insurance agent licensing laws.

b. Distributor shall assist Liberty Life in the appointment of Agents under applicable insurance laws. Distributor or the sponsoring Selling Broker-Dealer, as appropriate, shall comply with Liberty Life's requirements, as Liberty Life in its sole discretion may establish and change from time to time, in submitting licensing or appointment documentation for Associated Persons and Agents. All such documentation shall be submitted to Liberty Life or its designated agent licensing administrator. A copy of Liberty Life's current General Letter of Recommendation, to be used in connection with the appointment of Agents, is attached hereto as Exhibit D.

c. Liberty Life reserves the right to refuse to appoint any such designated Associated Person or Agent and, once appointed, to terminate or refuse to renew such appointment.

d. The parties hereto recognize that any Associated Person or Agent selling the Contracts as contemplated by this Agreement shall be acting as an insurance agent of Liberty Life and that the obligations and rights of Distributor to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD Rules. Such Agents shall not be considered agents or employees of Distributor, unless any contract between Distributor and any such person specifically provides otherwise. Further, it is intended by the parties hereto that such Associated Persons and Agents are and shall continue to be considered to have a common law independent contractor relationship with Liberty Life and not to be considered common law employees of Liberty Life, unless any contract between Liberty Life and any person selling the Contracts specifically provides otherwise.

3.   SUPERVISION OF ASSOCIATED PERSONS


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a.   Distributor shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the distribution of the Contracts, as required by the NASD Conduct Rules ("NASD Rules") and by federal and any applicable state securities laws. Distributor shall assume full responsibility for training and oversight of its Associated Persons engaged directly or indirectly in the distribution of the Contracts, and shall have the authority to require that disciplinary action be taken with respect to the Associated Persons. Distributor agrees to comply with Liberty Life's statement in support of the concepts in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association (the "IMSA Principles and Code"), as such statement may be amended from time to time, and to engage in active and fair competition as contemplated by the IMSA Principles and Code. A copy of Liberty Life's current statement in support of the IMSA Principles and Code is attached as Exhibit E.

b. Distributor is specifically charged with the responsibility of supervising and reviewing its Associated Persons' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to or used with a prospective purchaser unless accompanied or preceded by the appropriate then current prospectus, the then current prospectus for the underlying funds funding the Contract, and where required by state insurance law, the then current statement of additional information.

c. Distributor shall execute any electronic or telephone orders only in accordance with the current prospectus applicable to the Contracts and agrees that Liberty Life will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Distributor or its Associated Persons.

d. Upon request by Liberty Life, Distributor shall furnish appropriate records or other documentation to evidence its diligent supervision of Associated Persons.

e. If an Associated Person performs any unauthorized transaction with respect to a Contract, Distributor shall bear sole responsibility, shall notify Liberty Life and shall act to terminate such unauthorized activities.

f. If an Associated Person fails to meet Distributor's rules and standards, Distributor shall notify Liberty Life and shall act to terminate any violative conduct of such Associated Person relating to the Contracts.

4.   SUPERVISION OF SELLING-BROKER DEALERS

a. Each Selling Agreement shall provide as follows, in words or substance with respect to the training and supervision of Agents and other persons associated with such Selling-Broker Dealer who are involved directly or indirectly in the offer or sale of Contracts:

         (1) All such Agents and other persons shall be subject to the control of such Selling-Broker Dealer with respect to such persons' activities in connection with the sale of Contracts. Such Selling-Broker Dealer shall be responsible for training and supervision of all such persons. Distributor and Liberty Life shall not have responsibility for the training and supervision of any Agent or other person associated with such Selling-Broker Dealer. Distributor shall provide such Selling Broker-Dealer with a copy of Liberty Life's statement in support of the concepts in the IMSA Principles and Code, as such statement may be amended from time to time, and shall require such Selling Broker-Dealer to agree to comply with that statement and to engage in active and fair competition as contemplated by the IMSA Principles and Code.

         (2) Such Selling Broker-Dealer shall be required to assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934
              Act) with the NASD Rules and applicable federal and state securities and insurance laws. Such Selling-Broker Dealer shall be specifically charged with the responsibility of supervising its Agents' compliance with all applicable suitability requirements under federal or state law or the regulations of the NASD. Such Selling Broker-Dealer shall be specifically charged with providing or arranging for adequate training to ensure


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              that Agents have thorough knowledge of each Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Such Selling Broker-Dealer and its Agents shall not recommend the purchase of a Contract to a prospective purchaser unless they have reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable regulations of any regulatory authority, including the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs.

b. Any supervision of the Selling Broker-Dealer required by applicable law shall be performed by Distributor, and Distributor shall assume any legal responsibilities of Liberty Life for the acts or omissions of any Selling Broker-Dealer or its Agents.

5.   SALES PROMOTION MATERIAL AND ADVERTISING

a. During the term of this Agreement, subject to the approval of Liberty Life, Distributor will be responsible for providing certain and approving all promotional, sales and advertising material to be used by Distributor and Selling Broker-Dealers in connection with the offer and sale of Contracts. Distributor will file such materials or will cause such materials to be filed with the SEC and the NASD, and with any state securities regulatory authorities, as required. Liberty Life reserves the right to require the recall of any material approved by it at any time for any reason, and Distributor shall promptly comply, and cause all Selling Broker-Dealers to promptly comply, with any such request for the return of material and shall not use such material thereafter.

b. Distributor will require that the Associated Persons and Agents use only the effective current prospectuses, statements of additional information ("SAIs") and other materials authorized by Liberty Life for use in soliciting the sale of the Contracts. Distributor is not authorized, and may not authorize anyone else, to give any information or to make any representation concerning Liberty Life, the Contracts, the Separate Accounts or the funding media for the Contracts other than those contained in the current materials authorized for use by Liberty Life. Distributor and its Associated Persons may not modify or represent that they are authorized to modify any such prospectus, SAI or other materials authorized by Liberty Life for use in soliciting the sale of the Contracts.

6.   OBLIGATIONS OF DISTRIBUTOR

a. All solicitations for the sale of Contracts will be made only by Associated Persons and Agents who are registered representatives of Distributor or a Selling Broker-Dealer and duly licensed insurance agents and appointed by Liberty Life. Continued solicitation for the Contracts shall be contingent upon the continuing qualification of such Associated Persons and Agents by possession of the required licenses, appointments, and registrations. Solicitation may only occur in those states in which Liberty Life is admitted to do business and in which the Contracts have been approved for sale by the appropriate regulatory authority.

b. All applications for the Contracts shall be made on application forms supplied by Liberty Life or in a form otherwise satisfactory to Liberty Life. All applications forwarded to Liberty Life shall first be approved as to suitability by an appropriate principal of the submitting Selling-Broker Dealer or, if originated by Distributor, by an appropriate principal of Distributor. All applications for Contracts shall be subject to acceptance or rejection by Liberty Life in its sole discretion. If Liberty Life rejects an application, it will return any premium paid by that applicant to such applicant and promptly notify Distributor of such action. If a purchaser exercises his or her free look right under a Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of Liberty Life and the relevant Separate Accounts(s) and Liberty Life will promptly notify Distributor of such action.

c. All money payable in connection with the Contracts, whether as purchase payments or otherwise, and whether paid by, or on behalf of any applicant or Contract owner, is the property of Liberty Life. Distributor shall promptly transmit to Liberty Life any such payment received by it in accordance with Liberty Life's administrative procedures without any deduction or offset for any reason, unless there has been mutual


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     arrangement for net wire transmissions between Distributor and Liberty
     Life. No cash payments shall be accepted by Distributor in connection with the Contracts.

d. Before transmitting to Liberty Life applications or other documents relating to Contracts sold by Associated Persons, Distributor shall review such documents for completeness and correctness, as well as compliance with applicable suitability standards. Distributor promptly, but in no case later than the end of the next business day following receipt by Distributor or an Associated Person, shall forward completed applications to Liberty Life in accordance with Liberty Life's administrative procedures. An appropriate principal of Distributor shall approve each such application as to suitability before forwarding such application to Liberty Life. Applications and payments shall be sent to Liberty Life at the address shown on the application or such other address as Liberty Life may specify from time to time. Checks, money orders or electronic transmissions of funds in payment on any Contract shall be drawn to the order of "Liberty Life Assurance Company of Boston".

e. Contracts issued on accepted applications shall be delivered to the Contract owner according to procedures established by Liberty Life. If Liberty Life forwards a Contract to Distributor for delivery, such Contract shall be delivered to the Contract owner within four days of receipt.

f. Distributor agrees to comply with the established rules and regulations of Liberty Life now in effect or which may be established hereafter.

g. Distributor agrees to carry out its sales and administrative activities and obligations under this Agreement in continuous compliance with the federal and state laws and regulations, including those governing securities and insurance related activities or transactions, as applicable. Distributor shall notify Liberty Life immediately in writing if Distributor fails to comply with any applicable law or regulation.

h. The costs of printing the prospectuses, SAIs and sales material used in connection with the solicitation of applications for the Contracts shall be borne by Liberty Life. Liberty Life shall provide Distributor with a reasonable supply of such materials. Liberty Life shall make available to Distributor copies of all financial statements and other documents that Distributor shall reasonably request for use in connection with the distribution of the Contracts.

i. Distributor periodically shall furnish reports to Liberty Life as to the sale of Contracts made pursuant to this Agreement.

7.   BOOKS AND RECORDS

a. Distributor and Liberty Life shall each maintain and preserve, or cause to be maintained and preserved such books and records concerning the offer and sale of the Contracts as may be required by the SEC, the NASD and other agencies having jurisdiction and that may be reasonably required to reflect adequately the Contracts business conducted by each party. Each party shall make such books and records reasonably available to the other party. The parties shall promptly furnish each other with any reports and information the other party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or under the rules of the NASD.

b. Distributor and Liberty Life shall each submit to all regulators and administrative bodies having jurisdiction over the sales of the Contracts, present or future, any information, reports or other material that any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. In particular, without limiting the foregoing, Liberty Life agrees that any books and records which it maintains which are required to be maintained by Distributor under Rule 17a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

c. Distributor and Liberty Life each agree and understand that all documents, reports, records, books, files and other materials required under applicable NASD regulations and federal and state securities laws relative to the sale of Contracts shall be the property of Distributor, except that:
     (a) any books and records maintained by


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     Liberty Life that relate to sales compensation shall be the joint property of Liberty Life and Distributor, and (b) all such documents, reports, records, books, files and other materials that are also required by applicable regulation or law to be maintained by Liberty Life shall be the joint property of Distributor and Liberty Life. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of Liberty Life. Upon the termination of this Agreement, all such material shall be returned to the applicable party.

d. Subject to applicable SEC or NASD restrictions, Liberty Life, as agent for Distributor, will send confirmations of Contract transactions to Contract owners. Liberty Life will make such confirmations and records of transactions available to Distributor upon request. Liberty Life also will maintain Contract owner records on behalf of Distributor to the extent permitted by applicable securities laws. Distributor and Liberty Life from time to time during the term of this Agreement shall allocate among themselves, subject to a right of further delegation, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Contracts.

8.   REPRESENTATIONS

a.   Liberty Life represents and warrants to Distributor that:

     (1) Liberty Life has filed a Registration Statement with the Commission for each of the Contracts. Liberty Life has delivered to Distributor a copy of each such Registration Statement. Liberty Life will deliver to Distributor a copy of each amendment to any such Registration Statement promptly after such amendment is filed with the SEC.

     (2) The Registration Statements for the Contracts and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission under such Acts, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Liberty Life by Distributor expressly for use therein.

     (3) Liberty Life is validly existing as a stock life insurance company in good standing under the laws of the Commonwealth of Massachusetts, with power to own its properties and conduct its business as described in the Prospectus. Liberty Life has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business.

     (4) The Contracts have been duly and validly authorized and when issued and delivered with payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto.

     (5) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a violation of any of the provisions of or default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Liberty Life is a party or by which Liberty Life is bound (including Articles of Incorporation, By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Liberty Life or any of its properties).

     (6) There are no material legal or governmental proceedings pending to which Liberty Life or the Separate Accounts are a party or of which any property of the Separate Accounts is the subject (other than as set forth in the Prospectus relating to the Contracts), or litigation incident to the kind of business conducted by Liberty Life which, if determined adversely to Liberty Life would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Liberty Life.

b.   Distributor represents and warrants to Liberty Life that:


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     (1) Distributor is a broker/dealer duly registered with the SEC pursuant to the 1934 Act, is a member in good standing of the NASD, and is in compliance with the securities laws in those states in which it conducts business as a broker/dealer.

     (2) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Distributor is a party or by which it is bound (including the Articles of Incorporation or Bylaws of Distributor or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Distributor or its property).

     (3) To the extent that any statements made in the Registration Statement or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Liberty Life by Distributor expressly for use therein, such statements will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

9.   INDEPENDENT CONTRACTOR

Distributor shall at all times function as and be deemed to be an independent contractor and not as an employee of Liberty Life. Distributor will be under no obligation to effectuate any particular number or dollar volume of sales of Contracts, except to the extent Distributor deems advisable.

10.  COMPENSATION AND EXPENSES

a. Liberty Life shall compensate Distributor for its services under this Agreement in accordance with the terms of Exhibit C hereto, as it may be amended from time to time. Distributor shall be fully responsible for compensating the Associated Persons (as defined in Paragraph 2.a) for their sales of the Contracts. At Distributor's request, Liberty Life will pay all or a portion of the compensation due hereunder directly to the relevant Associated Person in satisfaction of Distributor's obligation to compensate such Associated Person.

b. Distributor shall be fully responsible for compensating the Selling Broker-Dealers for their sales of the Contracts as provided in the Selling Agreements. Distributor shall not be obligated to pay such compensation with respect to a Contract until Distributor has received its compensation with respect to such Contract from Liberty Life. At Distributor's request, Liberty Life will pay all or a portion of the compensation due hereunder directly to the relevant Selling Broker-Dealer in satisfaction of Distributor's obligation to compensate such Selling Broker-Dealer. If after reasonable efforts Distributor is unable to recover a commission chargeback from a Selling Broker-Dealer, Distributor shall not be liable to Liberty Life for such chargeback and, in addition, Liberty Life shall compensate Distributor for its expenses associated with such chargeback.

c. Unless otherwise agreed in writing by Liberty Life, neither Distributor nor any agent of Liberty Life nor any Selling Broker-Dealer shall have an interest in any surrender charges, deductions or other fees payable to Liberty Life.

11.  NOTIFICATION OF CUSTOMER COMPLAINTS OR REGULATORY MATTER

a. Each party will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding received by such party or their respective affiliates relating to the Contracts or any or threatened or filed arbitration action or civil litigation arising out of the offer or sale of the Contracts.

b. The parties shall cooperate fully in investigating and responding to any such complaint, regulatory investigation or proceeding, arbitration, or civil litigation, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.


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c.   Any response by Distributor or Liberty Life to an individual customer complaint will be sent to the other for approval at least five (5) business days before it is sent to the customer, except that if a more prompt response is required, the proposed response may be communicated by telephone, facsimile or in person.

d. Distributor will include in each Selling Agreement a notification provision comparable to this Paragraph 10 requiring the Selling Broker-Dealer (a) to notify Distributor and Liberty Life promptly of any customer complaint or notice of any regulatory investigation or proceeding received by the Selling-Broker Dealer or its affiliates with respect to Distributor, any Selling Broker-Dealer, or any agent or representative in connection with any Contract and (b) to assist Liberty Life and Distributor in resolving any complaint to the satisfaction of all parties.

e.   Liberty Life shall promptly notify Distributor of:

     (1) Any request by the SEC for any amendments or supplements to a Contract's current prospectus or statement of additional information, other than requests in the ordinary course of SEC review or registration statements and amendments thereto prior to their effective date;

     (2) Any request by the SEC for information that must be provided by Distributor or any Selling Broker-Dealer, or any affiliated person of Distributor or any Selling Broker-Dealer;

     (3) The issuance by the SEC of any stop order with respect to a Contract's Registration Statement or the initiation of any proceedings for that purposes or for any other purpose relating to the registration and/or offering of the Contracts; and

     (4) Any event as a result of which the prospectuses or any sales literature for a Contract would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

12.  INDEMNIFICATION

a. Distributor shall indemnify and hold harmless Liberty Life, its affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon (i) any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by Distributor and/or any of its Associated Persons; or (ii) any claim by any Associated Person of Distributor for commissions, service fees, expense allowances or other compensation or remuneration of any type. This indemnification will be in addition to any liability which Distributor may otherwise have. This indemnity agreement will be in addition to any liability which Distributor may otherwise have.

b. Liberty Life shall indemnify and hold harmless Distributor and its affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by Liberty Life. This indemnification will be in addition to any liability which the Liberty Life may otherwise have.

13.  TERM OF AGREEMENT

a.   This Agreement shall terminate automatically upon its assignment.

b. This Agreement may be terminated by any party hereto on not less than 60 days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto.


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c.   This Agreement shall terminate at the option of Liberty Life upon institution of formal proceedings against Distributor by the NASD or the SEC, or if Distributor or any of its Associated Persons:

     (1) employs any device, scheme, artifice, statement or omission to defraud any person; or

     (2) violates the provisions of this Agreement.

d. Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including the settlement of monies due in connection with Contracts in effect at the time of termination or issued pursuant to applications received by Liberty Life prior to termination, and the agreements contained in Paragraphs 5, 7, 11, and 12.

14.  MISCELLANEOUS

a. None of the parties hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their respective responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

b. Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by Liberty Life for the purpose of (a) maintaining the registration of the interests under the Contracts under the 1933 Act and the Separate Accounts under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

15.  NOTICE

All notices under this Agreement shall be given in writing and addressed as follows:

     if to Distributor, to:

     Liberty Life Distributors LLC
     100 Liberty Way
     Dover, New Hampshire 03820
     Attention: President

     if to Liberty Life or the Separate Accounts, to:

     Liberty Life Assurance Company of Boston
     100 Liberty Way
     Dover, New Hampshire 03820
     Attention: Morton E. Spitzer, Executive Vice President

     copy to:

     Liberty Life Assurance Company
        of Boston
     175 Berkeley Street
     Boston, Massachusetts 02117
     Attention: William J. O'Connell, Vice President and Assistant General Counsel

     or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

16.  SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17.  ENTIRE AGREEMENT AND AMENDMENTS

This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

18.  CONSTRUCTION

This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

19.  GOVERNING LAW

This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are inconsistent with the federal securities laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials hereunto duly authorized, as of the day and year first above written.

                       LIBERTY LIFE DISTRIBUTORS LLC


                       By: /s/ John T Treece

                       LIBERTY LIFE ASSURANCE COMPANY OF BOSTON


                       By: /s/ John A Tymochko

                       LLAC VARIABLE ACCOUNT

                       By: LIBERTY LIFE ASSURANCE COMPANY OF BOSTON as depositor



                       By: /s/ John A Tymochko

60133v1

                                    EXHIBIT A
                                    ---------

                                    Contracts

Contract Name                                                  Policy Form No.

Flexible Premium Variable Life Insurance Contract              FPV- 98150

Modified Single Payment Variable Life Insurance Contract       SPV- 9890

Last Survivor Death Benefit Agreement                          SPV- 9891



Included are State variations of these policy forms which will have the 2-digit State Code following the Policy Form #.

                                    EXHIBIT B
                                    ---------

                                Separate Accounts

LLAC Variable Account

                                    EXHIBIT C
                                    ---------

                       Form of Selling Agreement (9 Pages)

================================================================================
                         BROKER-DEALER AND GENERAL AGENT
                                SELLING AGREEMENT
================================================================================

AGREEMENT, dated as of __________ __, 1998, by and among Liberty Life Assurance Company of Boston ("Liberty Life"), Liberty Life Distributors LLC
("Distributor"), ("Broker-Dealer") and ______________________("General Agent").

WHEREAS, Liberty Life, through certain of its separate accounts, issues certain insurance products and group and individual insurance contracts/policies and certificates participating therein, some of which may be deemed securities under the Securities Act of 1933 ("1933 Act"); and

WHEREAS, Distributor and Broker-Dealer are both broker-dealers registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("1934 Act"), and members of the National Association of Securities Dealers, Inc. ("NASD");

WHEREAS, Liberty Life, on behalf of certain of its separate accounts, has appointed Distributor as the principal underwriter and distributor of the variable life insurance and annuity contracts (the "Contracts") specified in Exhibit C;

WHEREAS Broker-Dealer is a broker/dealer engaged in the sale of securities and other investment products; and

WHEREAS General Agent is an insurance agency licensed to sell variable life insurance, and variable annuity contracts; and

WHEREAS, if General Agent and Broker-Dealer are the same person, the duties, responsibilities, and privileges of General Agent under this Agreement shall be undertaken by Broker-Dealer; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.   PURPOSE

Broker-Dealer and General Agent desire to enter into an agreement with Liberty Life and Distributor so as to have General Agent's sub-agents who are also registered representatives of Broker-Dealer (the "Agents") appointed as agents of Liberty Life for the purpose of selling the Contracts.

2.   APPOINTMENT AND AUTHORIZATION

Distributor hereby authorizes Broker-Dealer to solicit sales of the Contracts. Liberty Life hereby appoints and authorizes General Agent to solicit sales of the Contracts. Broker-Dealer and General Agent accept such appointment and authorization, and each agrees to use its best efforts to find purchasers of the Contracts acceptable to Liberty Life. This appointment and authorization is non-exclusive. Neither Broker-Dealer nor General Agent shall possess or exercise any authority on behalf of the Distributor or Liberty Life other than the authority expressly conferred by this Agreement.

3.   LICENSING AND APPOINTMENT OF AGENTS

a. Broker-Dealer and General Agent are specifically authorized to designate Agents proposed to be appointed as agents of Liberty Life to solicit applications for the Contracts, to deliver the Contracts, and to collect the first premium thereon in conformance with applicable state laws and Liberty Life' rules and procedures. Broker-

     Dealer and General Agent shall not propose an Agent for appointment unless such Agent is an "associated person" of Broker-Dealer (as defined in Section 3(a)(8) of the 1934 Act), duly registered as a representative of Broker-Dealer and duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent engage in solicitation of sales of the Contracts. Broker-Dealer and General Agent together shall be responsible for such Agents' continuing compliance with applicable securities registration requirements and state insurance agent licensing laws.

b. Broker-Dealer and General Agent shall assist Liberty Life and Distributor in the appointment of Agents under applicable insurance laws to sell the Contracts. Broker-Dealer and General Agent shall comply with Liberty Life's requirements, as Liberty Life in its sole discretion may establish and change from time to time, in submitting licensing or appointment documentation for Agents. All such documentation shall be submitted by Broker-Dealer or General Agent to Liberty Life or its designated agent licensing administrator. A copy of Liberty Life's current General Letter of Recommendation, to be used in connection with the appointment of Agents, is attached hereto as Exhibit A.

c. Liberty Life agrees to pay the initial appointment fee required under relevant state insurance laws to appoint Agents as agents of Liberty Life for the sale of Contracts. General Agent will be responsible for paying all other state insurance licensing fees with respect to the Agents, including transfer fees and termination fees. Broker-Dealer shall be responsible for all fees, including registration and examination fees, necessary to maintain the Agents' continuing compliance with applicable securities registration requirements.

d. Liberty Life reserves the right to refuse to appoint any such designated Agent or, once appointed, to terminate or refuse to renew such Agent's appointment.

4.   SUPERVISION OF REPRESENTATIVES AND AGENTS

a. Broker-Dealer shall be responsible for training and supervision of all Agents and other persons associated with Broker-Dealer who are involved directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of Broker-Dealer with respect to such person's activities in connection with the sale of Contracts. General Agent shall be responsible for training and supervision of all Agents who are involved directly or indirectly in the offer or sale of the Contracts and for such Agents' compliance with applicable state insurance laws. LLD and Liberty Life shall not have responsibility for the training and supervision of any Agent. Broker-Dealer and General Agent each agree to comply with Liberty Life's statement in support of the concepts in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association (the "IMSA Principles and Code"), as such statement may be amended from time to time, and to engage in active and fair competition as contemplated by the IMSA Principles and Code. A copy of Liberty Life's current statement in support of the IMSA Principles and Code is attached as Exhibit C.

b. Broker-Dealer is specifically charged with the responsibility of supervising and reviewing its Agents' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to or used with a prospective purchaser unless accompanied or preceded by the appropriate then current prospectus, the then current prospectus for the underlying funds funding the Contract, and where required by state insurance law, the then current statement of additional information.

c. Broker-Dealer is specifically charged with the responsibility of supervising its Agents' compliance with all applicable suitability requirements under federal or state law or the regulations of the NASD. Broker-Dealer is specifically charged with providing or arranging for adequate training to ensure that Agents have thorough knowledge of each Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Broker-Dealer, General Agent the Agents shall not recommend the purchase of a Contract to a prospective purchaser unless they have reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable regulations of any regulatory authority, including the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs.

d. Broker-Dealer shall execute any electronic or telephone orders only in accordance with the current prospectus applicable to the Contracts and agrees, that in consideration for the telephone transfer privileges, Liberty Life will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer or its representatives.

e. Upon request by Liberty Life, Broker-Dealer and General Agent shall furnish appropriate records or other documentation to evidence Broker-Dealer's and General Agent's diligent supervision.

f. If an Agent performs any unauthorized transaction with respect to a Contract, Broker-Dealer and General Agent shall bear sole responsibility, shall notify Liberty Life, and shall act to terminate the sales activities of such Agent relating to the Contracts.

g. If an Agent fails to meet Broker-Dealer's or General Agent's rules and standards, Broker-Dealer or General Agent, as the case may be, shall notify Liberty Life, and shall act to terminate the sales activities of such Agent relating to the Contracts.

5.   SALES PROMOTION MATERIAL AND ADVERTISING

a. During the term of this Agreement, Distributor will be responsible for providing and approving promotional, sales and advertising material to be used by Broker-Dealer and General Agent in connection with the offer and sale of Contracts. Distributor will file such materials or will cause such materials to be filed with the SEC and the NASD, and with any state securities regulatory authorities, as required. Liberty Life and Distributor reserve the right to require the recall of any material approved by it at any time for any reason, and Broker-Dealer and General Agent shall promptly comply with any such request and shall not use such material thereafter.

b. Broker-Dealer, General Agent and Agents authorized to sell the Contracts shall use only the effective current prospectuses, statements of additional information ("SAIs") and other materials authorized by Liberty Life for use in soliciting the sale of the Contracts. Distributor will provide the Broker-Dealer and the General Agent, without charge, with as many copies of the prospectuses for the Contract and the underlying investment funds as may be reasonably requested. Upon receipt of updated documentation, the Broker-Dealer and the General Agent will promptly discard or destroy all copies of such material previously provided to them, except as needed to maintain proper records. Liberty Life and Distributor reserve the right to require the recall of any such material at any time for any reason, and Broker-Dealer and General Agent shall promptly comply with any such request and shall not use such material thereafter.

c. Broker-Dealer and General Agent are not authorized, and may not authorize anyone else, to give any information or to make any representation concerning Liberty Life, the Contracts, the Variable Account or the funding media for the Contracts other than those contained in the current materials authorized for use by Liberty Life. Broker-Dealer, General Agent, and their Agents may not modify or represent that they are authorized to modify any such prospectus, SAI or other materials authorized by Liberty Life for use in soliciting the sale of the Contracts.

6.   OBLIGATIONS OF BROKER-DEALER AND GENERAL AGENT

a. All solicitations for the Contracts will be made only by Agents who are registered representatives of Broker-Dealer and duly licensed insurance agents and appointed by Liberty Life. Continued solicitation for the Contracts shall be contingent upon the continuing qualification of such Agents by possession of the required licenses, appointments, and registrations. Broker-Dealer and General Agent shall notify Distributor immediately in writing if any Agent appointed by Liberty Life ceases to be a registered representative of Broker-Dealer or ceases to be properly licensed in any state. Solicitation may occur only in those states in which Liberty Life is admitted to do business and in which the Contracts have been approved for sale by the appropriate regulatory authority.

b. All applications for Contracts will be made on application forms supplied by Liberty Life. Broker-Dealer and General Agent shall review all applications for completeness and correctness, as well as compliance with applicable suitability standards, including those specified above. Broker-Dealer will promptly, but in no case later than the end of the next business day following receipt by Broker-Dealer or an Agent, forward completed applications to Liberty Life in accordance with Liberty Life's administrative procedures. An appropriate principal of Broker-Dealer shall approve each such application as to suitability before forwarding such application to Liberty Life. Such applications shall be accompanied by any premium payment received with such applications, without deduction for any compensation, unless there has been mutual arrangement for net wire transmissions between Distributor, Liberty Life, and Broker-Dealer. Applications shall be sent to Liberty Life at the address shown on the application or such other address as Liberty Life may specify from time to time. Checks or money orders for the payment of premiums shall be drawn to the order of "Liberty Life Assurance Company of Boston". Neither Broker-Dealer nor General Agent has authority to deposit or endorse checks payable to Liberty Life without the prior written approval of Liberty Life. Liberty Life has the right to reject any application for a Contract and return any premium payment made in connection with the sale of the Contracts.

d. Contracts issued on accepted applications shall be delivered to the Contract Owner according to procedures established by Liberty Life. If Liberty Life forwards a Contract to Broker-Dealer for delivery, Broker-Dealer shall cause each such Contract to be delivered to the Contract Owner within four days of receipt. Broker-Dealer shall be liable to Liberty Life for any loss incurred by Liberty Life (including consequential damages and regulatory penalties) as a result of any delay by Broker-Dealer or a Representative in delivering a Contract.

e. Broker-Dealer shall promptly pay any and all commissions and other compensation due to its registered representatives in connection with the sale of the Contracts.

f. Broker-Dealer and General Agent agree to comply with the established rules and regulations of Liberty Life now in effect or which may be established hereafter. Broker-Dealer and General Agent shall be responsible to Distributor and Liberty Life for their and the Agents' acts and omissions.

g. Broker-Dealer and General Agent each agree to carry out their respective sales and administrative activities and obligations under this Agreement in continuous compliance with federal and state laws and regulations, including those governing securities and insurance-related activities or transactions, as applicable. Broker-Dealer and General Agent shall notify Distributor and Liberty Life immediately in writing if Broker-Dealer and/or General Agent fail to comply with any of the laws and regulations applicable to either of them.

7.   INDEPENDENT CONTRACTOR

Broker-Dealer, General Agent, and the Agents are performing the acts covered by this Agreement in the capacity of independent contractors and not as an employee of Liberty Life or Distributor. Broker-Dealer and General Agent shall be free and independent to exercise their own judgment as to the persons from whom insurance will be solicited as well as the time, place and manner of such solicitation.

8.   REPRESENTATIONS

a. Liberty Life, Distributor, Broker-Dealer and General Agent each represents to one another that it and the officers signing below have full power and authority to enter into this Agreement, and that this Agreement has been duly and validly executed by it and constitutes a legal, valid and binding agreement.

b. Distributor represents to Broker-Dealer that Distributor is registered as a broker-dealer with the SEC under the 1934 Act and under the state securities laws of each jurisdiction in which such registration is required for underwriting the Contracts, and that it is a member of the NASD.

c. Broker-Dealer represents to Distributor that Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered with the SEC as a broker-dealer under the 1934 Act and under the state securities laws of each jurisdiction in which such registration is required for the sale of the Contracts, and a member of the NASD. Broker-Dealer will notify Distributor in writing if any such registration is terminated or suspended.

d. General Agent represents to Distributor and Liberty Life that General Agent is, and at all times when performing its functions and fulfilling its obligations under this Agreement, will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for the sale of the Contracts.

e. Liberty Life represents to Broker-Dealer that the Contracts, including any variable account(s) supporting such Contracts, shall comply in all material respects with the registration and other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

f. Liberty Life represents to Broker-Dealer that the prospectuses included in Liberty Life's Registration Statement for the Contracts, and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain in all material respects all statements and information which are required to be contained therein by the 1933 Act and conform or will conform in all material respects to the requirements thereof.

9.   COMPENSATION

a. Broker-Dealer shall be paid compensation for the sale of Contracts as set forth in the Contracts and Compensation Schedule attached as Exhibit C hereto. Distributor may change such compensation prospectively as of a specified date, provided such date is at least ten days after the date the change is mailed to Broker-Dealer's last known address. Any such change will apply only to Contracts issued pursuant to applications taken on or after the effective date of the change. Distributor shall not be obligated to pay such compensation with respect to a Contract until Distributor has received its compensation with respect to such Contract from Liberty Life.

b. Compensation to the Agents for Contracts that they solicit and that are issued by Liberty Life shall be governed by agreements between Broker-Dealer and the Agents and payment thereof will be the Broker-Dealer's exclusive responsibility. General Agent shall have no interest in any compensation paid by Liberty Life to Distributor, now or hereafter, in connection with the sale of any Contracts under this Agreement.

c. Neither Broker-Dealer nor General Agent shall, directly or indirectly, expend or contract for the expenditure of any funds of the Distributor or Liberty Life. Broker-Dealer and General Agent shall each pay all expenses incurred by each of them in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or Distributor shall have agreed in advance in writing to share the cost of certain expenses.

10.  NOTIFICATION OF CUSTOMER COMPLAINTS OR DISCIPLINARY PROCEEDINGS

a. Broker-Dealer and General Agent will promptly notify Distributor and Liberty Life of any customer complaint or notice of any regulatory investigation or proceeding received by Broker-Dealer, General Agent, or their respective affiliates relating to the Distributor, Liberty Life, any associated person of Distributor or Liberty Life, or the Contracts, or any or threatened or filed arbitration action or civil litigation arising out of solicitation of the Contracts.

b. Broker-Dealer and General Agent shall cooperate with Distributor and Liberty Life in investigating and responding to any such complaint, regulatory investigation or proceeding, arbitration, or civil litigation, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

c. Any response by Broker-Dealer or General Agent to an individual customer complaint will be sent to Liberty Life and Distributor for approval not less than five (5) business days prior to it being sent to the customer, except that if a more prompt response is required, the proposed response may be communicated by telephone, facsimile or in person.

11.  INDEMNIFICATION

a. Broker-Dealer and General Agent, jointly and severally, shall indemnify and hold harmless Liberty Life, Distributor, and their respective affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by Broker-Dealer, General Agent, and/or any of the Agents. This indemnification will be in addition to any liability which the Broker-Dealer and General Agent may otherwise have.

b. Liberty Life and Distributor, jointly and severally, shall indemnify and hold harmless Broker-Dealer, General Agent, and their respective affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, by Liberty Life or the Distributor. This indemnification will be in addition to any liability which Liberty Life and the Distributor may otherwise have.

12.  ASSOCIATED INSURANCE AGENCY

Broker-Dealer and General Agent represent that they are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. Broker-Dealer and General Agent shall notify Distributor immediately in writing if Broker-Dealer and/or such Agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If General Agent is the same person as Broker-Dealer, this Paragraph 12 does not apply, and Broker-Dealer shall undertake all the duties, responsibilities and privileges under this Agreement.

13.  FIDELITY BOND COVERAGE

Broker-Dealer represents that it and its directors, officers, employees, and registered representatives are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Conduct Rules. Distributor may require evidence, satisfactory to it, that such coverage is in force, and Broker-Dealer shall give prompt written notice to Distributor of any cancellation or change of coverage. Broker-Dealer assigns any proceeds received from the fidelity bonding company to Liberty Life to the extent of its loss due to activities covered by the bond, and to Distributor to the extent of its loss due to activities covered by the bond. Failure to secure and maintain same shall be grounds for immediate termination of this Agreement for cause.

14.  CONFIDENTIALITY

Each party to this Agreement shall maintain the confidentiality of any client list or any other proprietary information that it may acquire in the performance of this Agreement and shall not use such information for any purpose unrelated to the administration of the Contracts without the prior written consent of the other parties.

15.  TERMINATION

a. Any party may terminate this Agreement without cause upon thirty days written notice to the other party at its last known business address.

b. This Agreement will terminate automatically if Broker-Dealer or General Agent cease to have the requisite regulatory licenses.

c. This Agreement may be terminated by Liberty Life or Distributor for cause. Termination for cause will become effective upon the mailing of a notice of termination to Broker-Dealer's or General Agent's last known address, if the reasons for the termination include conversion, fraud, embezzlement or similar activity. Otherwise, a reasonable opportunity for cure will be provided, and the termination will be effective at the end of the cure period unless the grounds for termination have been corrected to Liberty Life's and Distributor's satisfaction.

d. This Agreement may be terminated immediately for cause upon an event of default. Such termination shall be deemed to occur as of the date immediately preceding the event of default. An "event of default" shall occur when (i) the first of Broker-Dealer or General Agent files for bankruptcy, or financial or corporate reorganization under federal or state insolvency law, resulting in an impairment of such person's ability to perform the services contemplated herein; or (ii) applicable laws or regulations prohibit Broker-Dealer or General Agent from continued marketing of the Contracts.

e. Failure of Liberty Life and/or Distributor to terminate this Agreement upon knowledge of a cause shall not constitute a waiver of the right to terminate at a later time for such cause. If this Agreement is terminated for cause with no opportunity to cure as described above, all rights to compensation which might otherwise be payable under this Agreement shall cease and Broker-Dealer's right, title and interest in and to such commissions and compensation shall be forever barred. If the parties litigate this provision of the Agreement, the unsuccessful litigant shall pay to the successful litigant all costs and expenses, including attorneys' fees and court costs, incurred by the successful litigant at trial and on appeal.

f. No provision of this Agreement shall continue in force after any termination, other than Paragraphs 5, 10, 11, 14, 16, and 18.

16.  ASSIGNMENT

This Agreement, or any compensation due hereunder, may not be assigned by any party except by mutual consent of all other parties.

17.  AMENDMENTS

Except as stated in Paragraph 9.a., no amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

18.  BOOKS AND RECORDS

a. General Agent shall maintain such books and records concerning the activities of the Agents as may be required by the appropriate insurance regulatory agencies that have jurisdiction and that may be reasonably required by Distributor to reflect adequately the Contracts business processed through General Agent. Broker-Dealer represents that it maintains and shall maintain appropriate books and records concerning the activities of the Agents as are required by the SEC, the NASD and other agencies having jurisdiction and that may be reasonably required by Distributor to reflect adequately the Contracts business processed through Broker-Dealer. General Agent and Broker-Dealer shall make such books and records available to Distributor and/or Liberty Life at any reasonable time upon written request by Distributor or Liberty Life.

b. The parties shall promptly furnish each other any reports and information that another party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or under the rules of the NASD.

19.  NOTICE

a. In the event of sale, transfer or assignment or a controlling interest in Broker-Dealer or General Agent, notice shall be provided in writing to Distributor no less than thirty days prior to the closing date.

b. All notices to Liberty Life and Distributor under this Agreement shall be given in writing and addressed as follows:

       Liberty Life Distributors LLC      Liberty Life Assurance Company of Boston
       100 Liberty Way                    175 Berkeley Street
       Dover, New Hampshire 03820         Boston, Massachusetts 02117
       Attention: President               Attention: Morton E. Spitzer, Executive Vice President

                 Copy to:
                 Liberty Life Assurance Company of Boston
                 175 Berkeley Street
                 Boston, Massachusetts 02117
                 Attention:  William J. O'Connell, Vice President and Assistant General Counsel

     All notices to Broker-Dealer and General Agent shall be mailed to their respective address shown on the signature page or to such other person as they may designate in writing. All notices shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

20.  SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

21.  CONSTRUCTION

This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

22.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BROKER-DEALER                                     MASTER GENERAL AGENT


____________________________                      ______________________________
Name                                              Name

____________________________                      ______________________________
Street Address                                    Street Address

____________________________                      ______________________________
City, State & Zip                                 City, State & Zip


By: ________________________                      By: __________________________


Title: _____________________                      Title: _______________________

LIBERTY LIFE ASSURANCE COMPANY                    LIBERTY LIFE DISTRIBUTORS LLC
OF BOSTON

By: ________________________                      By: __________________________


Title: _____________________                      By: __________________________

                                    EXHIBIT D
                                    ---------

                        General Letter of Recommendation

Distributor hereby certifies to Liberty Life that all the following requirements will be fulfilled in conjunction with the submission by Distributor of appointment papers for all applicants to become agents of Liberty Life ("Applicants"). Distributor will, upon request, forward proof of compliance with same to Liberty Life in a timely manner.

     1. We have on file a Form U-4 which was completed by each Applicant. We have fulfilled all the necessary investigative requirements for the registration of each Applicant as a registered representative, and each Applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the Applicant from receiving a license, and all the findings of all investigative information is favorable.

     2. We have made a thorough and diligent inquiry and investigation relative to each Applicant's identity, residence, business reputation, and experience and declare that each Applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of appointment as a variable contract agent of Liberty Life. This inquiry and background investigation has included a credit and criminal check on each Applicant. Based upon our investigation, we vouch for each Applicant and certify that each individual is trustworthy, competent and qualified to act as an agent for Liberty Life and hold himself out in good faith to the general public.

     3. We certify that all educational requirements have been met for the specific state in which each Applicant is requesting a license and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. We hereby warrant that the Applicant is not applying for a license with Liberty Life in order to place insurance chiefly or solely on his or her life or property or on the lives, property or liability of relatives or associates.

     5. We certify that each Applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these Applicants, to the end that the insurance interest of the public will be properly protected.

     6. We will not permit any Applicant to transact insurance as an agent until duly licensed and appointed by Liberty Life. No Applicants have been given an insurance contract or furnished supplies, nor have any Applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

                                    EXHIBIT E
                                    ---------

                   Liberty Life's Statement in Support of the
                  Principles and Code of Ethical Market Conduct
               of the Insurance Marketplace Standards Association

     Each life insurance company subscribing to these principles commits itself in all matters affecting the sale of individually sold life and annuity products:

     1. To conduct business according to high standards of honesty and fairness and to render that service to its customers which, in the same circumstances, it would apply to or demand of itself.

     2.  To provide competent and customer-focused sales and service.

     3.  To engage in active and fair competition.

     4. To provide advertising and sales materials that are clear as to purpose and honest and fair as to content.

     5. To provide for fair and expeditious handling of customer complaints and disputes.

     6. To maintain a system of supervision and review that is reasonably designed to achieve compliance with these Principles of Ethical Market Conduct.

                                    EXHIBIT F
                                    ---------

                                  Compensation

This schedule is attached to and made a part of the most current executed Distribution Agreement (the "Agreement") between and among Liberty Life Assurance Company of Boston ("Liberty Life"), for itself and on behalf of its LLC Variable Account, and Liberty Life Distributors LLC ("Distributor").

The compensation for the variable life insurance and annuity products (the "Contracts") referred to in the Agreement is as follows:

FOR SINGLE PAYMENT VARIABLE UNIVERSAL LIFE INSURANCE CONTRACTS, written on Form SPV-9890 and SPV-9891, and any variations of these forms as may be required by insurance regulatory authorities:

1.   New Business Commission and Expense Reimbursement Allocation:

        a. On Contracts originated by Distributor, Distributor shall receive commissions equal to 7% of the initial Payment .

        b. On Contracts originated by a Selling Broker-Dealer, Distributor shall receive commissions equal in amount to the commissions payable to the Selling-Broker-Dealer of record pursuant to the Selling Agreement with such Selling Broker-Dealer. Such commissions shall not exceed 7% of the initial Payment on each such Contract. Distributor may negotiate commissions with a lower commission rate on initial Payments and an expense reimbursement allowance rate, based on the unloaned Account Value of each Contract for which such Selling Broker-Dealer is the broker-of-record. However, the annual expense reimbursement rate shall not exceed 0.15% of unloaned Account Value for each 1% by which the commission rate on initial Payments is less than 7%.

However, no compensation shall be paid on Payment received from a Contract owner when an existing life insurance or annuity contract issued by Liberty Life on the same life has lapsed, been terminated or surrendered, been continued on a nonforfeiture option, or been changed, modified or converted in any manner within six months of the date of the application for the new Contract or twelve months after the issue date of the new Contract, except to the extent that the first year's annualized premium for the new Contract exceeds the first year's annualized premium from the existing contract.

2.   Return of Compensation in Specified Circumstances

     The following rules regarding "chargebacks" shall apply in connection with the offer and sale of Contracts under this Agreement:

        a. In the event that:

                  i. a Payment is returned because Liberty Life rejects the application for the Contract under which such Payment has been paid or because the Payment, or the related application, is not timely received by Liberty Life as required herein, or a refund is made because a purchaser exercises his or her free look right under a Contract; or

                  ii. within the first twelve months after the date on which a Contract was issued, the purchaser surrenders the Contract, or otherwise rescinds the Contract, or the Contract lapses;

then, in any such event, Distributor shall not be entitled to any compensation with respect to such Contract, and any and all compensation previously received by Distributor based on all Payments paid into the Contract shall be repaid to Liberty Life, and Distributor shall pay any loss incurred as a result of a Payment being returned which was not timely received or for which an application was not timely received by Liberty Life.

         b. If and to the extent that any loans or partial withdrawals are made with respect to any Contract during the first year after issuance, the compensation due to Distributor shall be recomputed as though the amount of the loan or partial withdrawal had never been paid as a Payment.

         c. If and to the extent that a Contract is exchanged for another contract during the first policy year of the Contract, the compensation due to Distributor shall be recomputed as though the Contract had never been issued. Liberty Life shall have the right to collect from Distributor or to withhold from future payments of compensation due to Distributor under this Agreement an amount equal to any reduction in compensation effected by this Exhibit F, to the extent permitted by applicable law; provided, however, that: (1) this option on the part of Liberty Life shall not prevent Liberty Life from pursuing any other means or remedies available to it to recover such compensation; and (2) if after reasonable efforts Distributor is unable to recover a commission chargeback from a Selling Broker-Dealer, Distributor shall not be liable to Liberty Life for such chargeback and, in addition, Liberty Life shall compensate Distributor for its expenses associated with such chargeback. Liberty Life will notify Distributor promptly of any premium refund or commission chargeback. For purposes of this Exhibit F, the payment of a death benefit pursuant to the terms of a Contract shall not be deemed a surrender or rescission by a purchaser.

60133.1